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         AMENDMENT, dated, December 29, 1997, to Employment Agreement (the
"Employment Agreement"), dated as of February 15, 1996, between Saul P. Steinberg (the "Executive") and Reliance Group Holdings, Inc., a Delaware corporation (the "Company").

  1. Effective December 10, 1997, the Company adopted a Key Employee Stock Option Plan (the "KEYSOP(TM)", such term to include any similar compensation replacement plan hereafter adopted by the Company), in order to establish a compensation replacement program designed to provide key executives with the opportunity to maximize financial security while minimizing tax consequences. If the Executive elects to participate in KEYSOP(TM) then certain of the provisions of the Employment Agreement are affected, in some cases adversely to the Executive and in other cases adversely to the Company. Accordingly, the Company and the Executive wish to amend the Employment Agreement so that participation by the Executive in the KEYSOP(TM) is deemed not to affect the Employment Agreement.

  2. The Company and the Executive agree that, notwithstanding the effects of the KEYSOP(TM) on the Executive's compensation:

         (a) amounts of bonus compensation replaced in any year shall be deemed to be a part of Executive's bonus for purposes of Sections 3(b), 4(c), 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Employment Agreement and a part of the Executive's W-2 income for purposes of Section 3(e) of the Employment Agreement; and

         (b) amounts of compensation received by the Executive pursuant to his exercise of any options issued the Executive under the KEYSOP(TM) (or equivalent compensation received under the KEYSOP(TM)) shall not be deemed a part of the Executive's bonus for purposes of Sections 3(b), 4(c), 5(b)(i), 5(b)(ii) and 5(b)(iii) of the Employment Agreement or a part of the Executive's W-2 income for purposes of Section 3(e) of the Employment Agreement.

3. In all other respects the Employment Agreement shall remain in full force and effect.

4. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

      IN WITNESS WHEREOF, the Company has caused the Amendment to be executed by its duly authorized representative and the Executive has executed the Agreement, in each case, as of the day and year first above written.

                                              RELIANCE GROUP HOLDINGS, INC.

                                              By:  /s/ Robert M. Steinberg
                                                  ---------------------------
                                                  Name: Robert M. Steinberg
                                                  Title: President



                                                  /s/  Saul P. Steinberg
                                                  ---------------------------
                                                  Name: Saul P. Steinberg


                                                   Schedule to Exhibit 10.2

Each of George E. Bello, Lowell C. Freiberg, Howard E. Steinberg and Robert M. Steinberg entered into an Amendment to their respective Employment Agreements with Reliance Group Holdings, Inc. which is identical to Exhibit 10.2 hereto in all material respects.